Exhibit 99.1

For Release: July 2, 2008
Contact: Lisa Razo
(802) 865-1838

Merchants Bank Announces Sale/Lease-Back Agreement

SOUTH BURLINGTON, VT--Michael R. Tuttle, President and CEO of Merchants Bank announced today that the Bank entered into two agreements, effecting the sale and lease-back of its principal office, located at 275 Kennedy Drive in South Burlington, Vermont.

The Bank entered into a purchase and sale agreement with Eastern Avenue Properties, L.L.C., a Vermont limited liability company, whereby Eastern agreed to pay $5.7 million for approximately 2.94 acres, with the Bank's headquarters, operations center and branch, and certain personal property. In addition, the Bank entered into a Lease Agreement with Farrell Exchange, L.L.C., a Vermont limited liability company, whereby the Bank will lease back the property for an initial term of ten years and two optional terms of five years. The purchase and sale agreement closed on June 27, 2008 and the lease commenced on the same day. The Bank expects to record a gain of approximately $4.2 million during the term of the lease.

Mr. Tuttle commented, "Merchants Bank's unique position as the sole independent statewide bank in Vermont continues to present new opportunities to grow our business. This transaction will allow us to put the equity we have in our Kennedy Drive property to work for our communities, our customers and our shareholders. The buyer is a Vermonter who is well known to Merchants Bank, and we are delighted that they have agreed to purchase the property."

Vermont Matters! The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes 36 community bank offices and 44 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service and streamlined solutions, including: Personal Checking and Savings with Free Checking for Life®, CashRewards CheckingSM, a low-cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card and Free Automated Phone Banking; Business Banking with Business Online Banking and Bill Pay, Business Lines of Credit and Merchant Card Processing; Small Business Loans; Health Savings Accounts; Credit Cards; Flexible Certificates of Deposit; Vehicle Loans; Home Equity Credit; and Home Mortgages. Visit mbvt.com for more information. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release may constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this release, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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